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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       3CI COMPLETE COMPLIANCE CORPORATION
                 (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
     0-11(c)(2).

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


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The following is a letter from Otley L. Smith III, President of 3CI Complete
Compliance Corporation (the "Company"), which was mailed to the Company's stockholders on or about August 11, 2003, along with the Company's Annual Report and proxy statement in connection with the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on September 3, 2003:

                       3CI COMPLETE COMPLIANCE CORPORATION
                       1517 W. NORTH CARRIER PARKWAY #104
                           GRAND PRAIRIE, TEXAS 75050

                                 August 11, 2003


Dear Stockholder:

         Enclosed are the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, and the Company's Proxy Statement in connection with the Company's upcoming Annual Meeting of Stockholders to be held on September 3, 2003.

         On July 30, 2003, the Securities and Exchange Commission notified the Company that its Form 10-K, which was filed with the Commission on January 15, 2003, is currently being reviewed by the Commission's staff as part of the Commission's normal and on-going review process. As of the date of this letter, the Company does not know whether the Commission will have comments on the Form 10-K or if the Commission does have comments, how extensive those comments may be. Depending on the materiality of the SEC's comments, if any, and the Company's revisions to the current Form 10-K in response to any such comments, the Company may choose to subsequently mail to you an amended Form 10-K or otherwise communicate to you amendments that it makes to its Form 10-K.

         The Company does not anticipate that the proposals that you are asked to consider in the enclosed Proxy Statement will change as a result of any amendments to the Form 10-K. If you have any questions, please do not hesitate to contact Don Zima at (972) 375-0006, extension 316. We appreciate your support and are committed to providing value to our stockholders over the long term.

Sincerely,

/s/ Otley L. Smith III
Otley L. Smith III
President

ADDITIONAL INFORMATION

This letter may be deemed to be solicitation material in respect of the Annual Meeting to be held at the offices of Gardere Wynne Sewell LLP located at 1601 Elm Street, Suite 3000, Dallas, Texas 75201 on September 3, 2003. On August 11, 2003, the Company filed a definitive proxy statement (the "Proxy Statement") with the SEC, and the Proxy Statement was first mailed to the Company's stockholders on or about August 11, 2003. Investors and stockholders of the Company are urged to read the Proxy Statement because it contains important information about the Company and the matters to be voted on at the Annual Meeting. Investors and stockholders may obtain a free copy of the Proxy Statement and all of the Company's annual, quarterly and special reports at the SEC's web site at WWW.SEC.GOV. A free copy of the Proxy Statement and all of the Company's annual, quarterly and special reports may also be obtained from the Company by directing a request to Don Zima at (972) 375-0006, ext. 316.


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The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the Annual Meeting. Information regarding the security ownership and other interests of the Company's executive officers and directors is included in the Proxy Statement.